Exhibit 4(a)

AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE

THIS AGREEMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE (this "Agreement") dated as of October 3, 2007, by and among JPMorgan Chase Bank, National Association, a national banking association organized and existing under the laws of the United States of America (the "Resigning Trustee"), Entergy Gulf States, Inc., a corporation organized and existing under the laws of the State of Texas (the "Issuer"), and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York (the "Successor").

WHEREAS, the Resigning Trustee or its predecessor in interest and the Issuer entered into the Trust Indenture set forth on the attached Schedule 1 (the "Trust Indenture"; terms defined in the Trust Indenture shall have such defined meanings herein unless otherwise provided), pursuant to which the Issuer's Bonds, as set forth on the attached Schedule 1, (the "Bonds") were issued and the Resigning Trustee has been acting in the capacities assigned to it by the Trust Indenture (all such applicable roles being hereinafter included in the term the "Trustee");

WHEREAS, the Purchase and Assumption Agreement, dated as of April 7, 2006, as the same may be amended from time to time (the "Purchase Agreement"; terms defined in the Purchase Agreement shall have such defined meanings herein unless otherwise provided), by and between The Bank of New York Company, Inc. and JPMorgan Chase & Co., provides for the sale of the Resigning Trustee's Corporate Trust Business, including the Trust Indenture, to the Successor on or after the Closing Date specified under the Purchase Agreement (the "Closing Date");

WHEREAS, pursuant to the Trust Indenture, the Resigning Trustee desires to resign as the Trustee, the Issuer desires to appoint the Successor as Trustee and the Successor desires to accept appointment as Trustee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

  Succession

    Resignation of Resigning Trustee. The Resigning Trustee resigns as the Trustee as of the close of business on the date of this Agreement (the "Effective Date"). The Issuer accepts such resignation and waives any required notice thereof.
    Appointment of Successor. The Issuer by authority granted by Section 15.17 of the Trust Indenture hereby appoints the Successor, with all the estates, properties, rights, powers, trusts, duties and obligations of the Resigning Trustee, as Trustee under the Trust Indenture, on the Effective Date. In accordance with the provisions of the Trust Indenture, the Successor, without any further deed or conveyance, shall become fully vested with all the estates, properties, all rights, powers, duties and obligations of its predecessor in trust under the Trust Indenture, with like effect as if originally named as trustee therein.
    Acceptance of Appointment; Notice to Bondholders. The Successor hereby accepts its appointment as Trustee by the Issuer with all the estates, properties, rights, powers, trusts, duties and obligations vested in the Trustee and agrees to serve as Trustee and to perform the duties and obligations of the Trustee, on the Effective Date. The Successor agrees to notify the registered holders of the Bonds of the resignation of the Resigning Trustee and its appointment as Trustee to the extent, if any, and in the manner, if any, required by the Trust Indenture.
    Assignment of Powers and Property; Delivery of Documents. The Resigning Trustee, as provided in Section 2.1 of the Purchase Agreement, does hereby grant, bargain, sell, convey, warrant, transfer, pledge, assign, remise, release, hypothecate, mortgage, affect, set over and confirm unto the Successor for the uses and upon the trusts of the Trust Indenture, all and singular the property heretofore by said Trust Indenture granted, bargained, sold, conveyed, warranted, transferred, pledged, assigned, remised, released, hypothecated, mortgaged, affected, set over and confirmed unto the Resigning Trustee, or intended so to be, except only such portions of said property as have heretofore been duly released from the lien thereof, with the same force and effect as if said property were specifically described herein. The Resigning Trustee confirms that it has transferred to the Successor (a) all moneys, securities and other assets held under the Trust Indenture, (b) all documents relating to the trust created by the Trust Indenture and (c) any other information in respect of the Bonds required under the Purchase Agreement.
    Further Assurances. The Resigning Trustee agrees, upon reasonable request of the Successor, to execute, acknowledge and deliver such further instruments of transfer and further assurances and to do such other things as may reasonably be required for more fully and certainly vesting and confirming in the Successor such estates, properties, rights, powers, trusts, duties and obligations of the Resigning Trustee as Trustee.

  Representations and Warranties

    Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Successor as follows:

      the Trust Indenture and the Bonds were validly and lawfully executed and delivered or issued by the Issuer and constitute obligations of the Issuer enforceable as provided therein by the Successor, subject to (i) the laws of the States of Texas and Louisiana, where the property covered by the Trust Indenture is located, affecting the remedies for the enforcement of the security provided for therein, (ii) applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting enforcement of mortgagees' and other creditors' rights and by general equitable principles (whether considered in a proceeding in equity or at law), and (iii) concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding may be brought.
      the Issuer has performed or fulfilled each covenant, agreement and condition on its part to be performed or fulfilled under the Trust Indenture on or prior to the date hereof; and
      no event of default under the Trust Indenture has occurred and is continuing.

    Representations and Warranties of Resigning Trustee. The Resigning Trustee hereby represents and warrants to the Successor as follows:

      the Resigning Trustee is a national banking association and is duly organized and existing under the laws of the United States of America;
      since the date of the Purchase Agreement, the Trust Indenture has not been amended or supplemented;
      since the date of the Purchase Agreement, the Resigning Trustee has received no notice of any event of default under the terms of the Trust Indenture; and
      to the best knowledge of the Resigning Trustee, there is no suit, action, claim or proceeding pending or threatened against the Resigning Trustee related to the Bonds, the Trust Indenture, or the Resigning Trustee's administration of the trusts created under the Trust Indenture.

    Representations of Successor. The Successor hereby represents and warrants to the Resigning Trustee and the Issuer as follows:

      the Successor is a banking corporation and is duly organized and existing under the laws of the State of New York; and
      the Successor is qualified and eligible to serve as Trustee under the Trust Indenture.

  Miscellaneous

    Applicable Law. This Agreement shall be construed under the laws of the State of New York without application of its conflict of laws provisions.
    Costs. Any and all costs of the resignation of the Resigning Trustee and the appointment of the Successor, including, but not limited to, costs of (i) notifying holders of the outstanding Bonds of such resignation and appointment to the extent and in the manner specified in the Trust Indenture, (ii) recording fees, (iii) transfer of files, and (iv) any other costs related to the aforesaid resignation and appointment of trustees will be paid by the Resigning Trustee or the Successor, as set forth in the Purchase Agreement.
    Counterparts. This Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.
    Preservation of Rights. Except as expressly provided herein, nothing contained in this Agreement shall in any way affect (a) the obligations or rights of the Issuer, the Resigning Trustee, the Successor or any holder of the Bonds under the Trust Indenture or (b) the obligations or rights of the Resigning Trustee and the Successor under the Purchase Agreement.
    Severability. In the event any provisions of this Agreement shall be held invalid or unenforceable, such holding shall not invalidate or render unenforceable any other provision hereof.
    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Resigning Trustee, the Successor and the Issuer and their respective successors and assigns.
    Amendments. This Agreement shall be amended only in a writing signed by the parties hereto.

IN WITNESS WHEREOF, Entergy Gulf States, Inc. has caused these presents to be executed in its name and behalf by its Vice President and Treasurer and its corporate seal to be hereunto affixed or a facsimile thereof printed hereon and attested by an Assistant Secretary, JPMorgan Chase Bank, National Association, has likewise caused these presents to be executed in its name and behalf by its Vice President and its corporate seal to be hereunto affixed and attested by a Vice President, and The Bank of New York has likewise caused these presents to be executed in its name and behalf by its President or Vice President and its corporate seal to be hereunto affixed and attested by an Assistant Vice President or a Trust Officer, each in the presence of the respective undersigned Notaries Public, and of the respective undersigned competent witnesses, as of the day and year first above written.

ENTERGY GULF STATES, INC.

By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

CORPORATE SEAL

Attest:

/s/ Paul A. Castanon
Name: Paul A. Castanon
Title: Assistant Secretary

/s/ Mark Grafton Otts
Mark Grafton Otts, Notary Public
Parish of Orleans, State of Louisiana
My Commission expires at my death.
Attorney Bar Roll No. 10280

Signed in the presence of:

/s/ Jennifer Favalora
Jennifer Favalora

/s/ Carol Gardsbane
Carol Gardsbane

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as Resigning Trustee

By: /s/ T. J. Foley
Name: T. J. Foley
Title: Vice President

CORPORATE SEAL

Attest:

/s/ James R. Lewis
Name: James R. Lewis
Title: Vice President

/s/ Francis J. Grippo
Francis J. Grippo
Notary Public, State of New York
Reg. No. 4522535
Qualified in Orange County
My Comm. Expires 9/30/2010

Signed in the presence of:

/s/ Grace Mastracchio
Grace Mastracchio

/s/ Linda S. D'Alessandro
Linda S. D'Alessandro

THE BANK OF NEW YORK,
as Successor

By: /s/ Jeremy Finkelstein
Name: Jeremy Finkelstein
Title: Vice President

CORPORATE SEAL

Attest:

/s/ Mary LaGumina
Name: Mary LaGumina
Title: Vice President

/s/ Carlos R. Luciano
Carlos R. Luciano, Notary Public
County of Queens County, State of New York
My Commission Expires: April 30, 2010
No. 41-4765897

Signed in the presence of:

/s/ Scott I. Klein

/s/ Cheryl L. Clarke

ENTERGY GULF STATES, INC.

United States of America
State of Louisiana
Parish of Orleans

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the Parish and State aforesaid, hereby certify that, on this 3rd day of October, 2007:

Before me personally appeared Steven C. McNeal, Vice President and Treasurer and Paul A. Castanon, Assistant Secretary, of Entergy Gulf States, Inc., both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be Vice President and Treasurer, and Assistant Secretary, respectively, of said ENTERGY GULF STATES, INC., and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and considerations therein expressed and as the act and deed of ENTERGY GULF STATES, INC.

Before me personally came Steven C. McNeal, to me known, who being by me duly sworn, did depose and say, that he resides in Mandeville, Louisiana; that he is Vice President and Treasurer of ENTERGY GULF STATES, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to or printed on said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Jennifer Favalora and Carol Gardsbane, competent witnesses, residing in said State, personally came and appeared Steven C. McNeal and Paul A. Castanon, Vice President and Treasurer, and Assistant Secretary, respectively, of ENTERGY GULF STATES, INC., a corporation created by and existing under the laws of the State of Texas, with its Texas domicile in the City of Beaumont, Texas, and said Steven C. McNeal and Paul A. Castanon declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid, that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of ENTERGY GULF STATES, INC., and have affixed the corporate seal of said Company to the same or caused it to be printed thereon, by and with the authority of the Board of Directors of said Company.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 3d day of October, 2007.

(Notarial Seal)

/s/ Mark Grafton Otts
Mark Grafton Otts, Notary Public
Parish of Orleans, State of Louisiana
My Commission expires at my death.
Attorney Bar Roll Number 10280

RESIGNING CORPORATE TRUSTEE

United States of America,
State of New York, ss:
County of New York,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 27th day of September, 2007:

Before me personally appeared T.J. Foley, a Vice President of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, and James R. Lewis, a Vice President, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Vice President, respectively, of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION.

Before me personally came James R. Lewis, to me known, who being by me duly sworn, did depose and say, that he resides in Allendale, New Jersey; that he is a Vice President of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Grace Mastracchio and Linda S. D'Alessandro, competent witnesses, residing in said state, personally came T.J. Foley and James R. Lewis, a Vice President and a Vice President, respectively, of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States with a corporate trust office in the City of New York, New York, and said T. J. Foley and James R. Lewis, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, and have affixed the corporate seal of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION to the same by and with the authority of the Board of Directors of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 27th day of September, 2007.

(Notarial Seal)

/s/ Francis J. Grippo
Francis J. Grippo
Notary Public, State of New York
Reg. No. 4522535
Qualified in Orange County
My Comm. Expires 9/30/2010

SUCCESSOR TRUSTEE

United States of America,
State of New York, ss:
County of New York,

I, the undersigned, a Notary Public duly qualified, commissioned, sworn and acting in and for the County and State aforesaid, hereby certify that, on this 26th day of September, 2007:

Before me personally appeared Jeremy Finkelstein, a Vice President of THE BANK OF NEW YORK and Mary LaGumina, a Vice President, both of whom are known to me to be the persons whose names are subscribed to the foregoing instrument and both of whom are known to me to be a Vice President and a Vice President, respectively, of THE BANK OF NEW YORK and separately acknowledged to me that they executed the same in the capacities therein stated for the purposes and consideration therein expressed, and as the act and deed of THE BANK OF NEW YORK.

Before me personally came Jeremy Finkelstein, to me known, who being by me duly sworn, did depose and say, that he resides in East Brunswick, New Jersey; that he is a Vice President of THE BANK OF NEW YORK one of the entities described in and which executed the above instrument; that he knows the seal of said entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said entity, and that he signed his name thereto by like order.

BE IT REMEMBERED, that before me, and in the presence of Scott Klein and Cheryl Clarke, competent witnesses, residing in said state, personally came Jeremy Finkelstein and Mary LaGumina, a Vice President and a Vice President, respectively, of THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York with a corporate trust office in the City of New York, New York, and said Jeremy Finkelstein and Mary LaGumina, declared and acknowledged to me, Notary, in the presence of the witnesses aforesaid that they signed, executed and sealed the foregoing indenture for and on behalf of and in the name of THE BANK OF NEW YORK and have affixed the corporate seal of THE BANK OF NEW YORK to the same by and with the authority of the Board of Directors of THE BANK OF NEW YORK.

GIVEN UNDER MY HAND AND SEAL OF OFFICE this 26th day of September, 2007.

(Notarial Seal)

/s/ Carlos Luciano
Carlos Luciano
Notary Public, State of New York
No. 41-4765897
Qualified in Queens County
Certificate Filed in New York County
Commission Expires April 30, 2010

SCHEDULE 1

1. Indenture of Mortgage dated September 1, 1926, between Gulf States Utilities Company and The Chase National Bank of the City of New York, as supplemented and modified.

2. The Issuer's notice address is as follows:

Entergy Gulf States, Inc.
639 Loyola Avenue
New Orleans, LA 70113-3125
Attn: Mark G. Otts, Senior Counsel

3. The Issuer's First Mortgage Bonds Outstanding are as follows:
Issued and Outstanding (Millions)
First Mortgage Bonds, 6% Series due December 1, 2012	$140
First Mortgage Bonds, 3.6% Series due June 1, 2008	$325
First Mortgage Bonds, 6.2% Series due July 1, 2033	$240
First Mortgage Bonds, 5.25% Series due August 1, 2015	$200
First Mortgage Bonds, 4 7/8% Series due November 1, 2011	$200
First Mortgage Bonds, Floating Rate Series due December 1, 2009	$225
First Mortgage Bonds, 5.60% Series due December 1, 2014	$ 50
First Mortgage Bonds, 6.18% Series due March 1, 2035	$ 85
First Mortgage Bonds, 5.70% Series due June 1, 2015	$200
First Mortgage Bonds, 5.12% Series due August 1, 2010	$100
First Mortgage Bonds, Floating Rate Series due December 8, 2008	$350
First Mortgage Bonds, Series B due 2011	$ 55